UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DRAGONFLY ENERGY HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

N/A

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computer on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT NO. 1 TO THE PROXY STATEMENT

For the

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 29, 2023

Dear Stockholders:

This Supplement provides updated and amended information with respect the Annual Meeting of Stockholders of Dragonfly Energy Holdings Corp. (“we” or the “Company”), to be held on November 29, 2023 at 9:00 a.m., Pacific time (the “Annual Meeting”).

The information contained in this Supplement should be read in conjunction with the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement (the “Proxy Statement”), each dated October 27, 2023, furnished in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting. There is no change to the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting and at all adjournments of the Annual Meeting, and as such, only holders at the close of business on October 20, 2023 are entitled to notice of, and to vote at, the Annual Meeting and at all adjournments of the Annual Meeting.

Change in Company’s Certifying Accountant

On November 21, 2023, we filed a Current Report on Form 8-K (the “Form 8-K”) with the Securities and Exchange Commission (“SEC”) announcing that on November 15, 2023, the Audit Committee of the Board (the “Audit Committee”) had dismissed BDO USA, LLP (n/k/a BDO USA, P.C.) (“BDO”) as our independent registered public accounting firm and appointed Marcum LLP (“Marcum”) as our new independent registered public accounting firm, subject to Marcum completing its client acceptance process, which was completed on November 17, 2023.

As disclosed in the Form 8-K, BDO’s audit report on our consolidated financial statements as of December 31, 2022 and 2021 and for the years then ended did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for BDO’s report for the year ended December 31, 2022, which contained an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through November 15, 2023: (1) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of such disagreements in connection with its reports on the consolidated financial statements for the following periods and (2) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except as set forth below. As previously disclosed in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), our management identified material weaknesses related to maintaining effective controls in the following areas: (i) insufficient number of accounting and financial reporting resources with the appropriate level of knowledge, experience and training; (ii) ineffective identification and assessment of risks impacting internal control over financial reporting; and (iii) ineffective evaluation and determination as to whether the components of internal control were present and functioning. As described in the Annual Report, the foregoing material weaknesses contributed to the following additional material weaknesses in business processes: (i) designing and implementing procedures surrounding completion, accuracy and review of account reconciliations; (ii) designing and implementing controls to assess the completeness, accuracy and accounting analysis of material contracts entered into by us; (iii) designing and implementing controls to sufficiently supervise and review the work completed by specialist engaged by us; (iv) designing and implementing controls to ensure the accuracy of period-end inventory count procedures to ensure proper financial reporting; and (v) designing and implementing control procedures to ensure the accuracy of the financial statements to the underlying accounting records and ensure the completeness of required disclosure. This reportable event was discussed among our management, the Audit Committee and BDO. BDO has been authorized by us to respond fully to the inquiries of Marcum, the successor accountant, including concerning this reportable event.

In accordance with Item 304(a)(3) of Regulation S-K, we provided BDO with a copy of the foregoing disclosures and requested that BDO provide a letter addressed to the SEC stating whether it agrees with such disclosures. A copy of BDO’s letter dated November 21, 2023 is filed as Exhibit 16.1 to the Form 8-K.

During our fiscal years ended December 31, 2022 and 2021 and the subsequent interim periods through November 17, 2023, the date Marcum completed its client acceptance process, neither we nor anyone acting on our behalf consulted with Marcum regarding either of the following: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Marcum concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

As a result of BDO’s dismissal, we are withdrawing Proposal 4 from the meeting agenda of the Annual Meeting, which requests the stockholders of the Company ratify the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2023. We do not intend to submit any other proposal for ratification with respect to the appointment of an independent registered public accounting firm at the Annual Meeting.

You should note the following:

●	We will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the withdrawal of Proposal 4.
●	Proxy cards or voting instructions already received with direction on Proposal 4 will not be voted on Proposal 4.
●	Proxy cards or voting instructions received and providing direction on the remaining proposals to be considered at the Annual Meeting (Proposal 1, Proposal 2 and Proposal 3) will remain valid and in effect, and will be voted as directed.
●	If you have already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change your previously cast votes on the remaining proposals.

Attendance at Annual Meeting

Representatives of Marcum will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions from stockholders submitted in writing in accordance with the Annual Meeting procedures.

This Supplement does not revise or update any other information set forth in the Proxy Statement and should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Your vote regarding the remaining agenda items is important. Please vote on these remaining proposals as described in the Notice of Annual Meeting of Stockholders, the Proxy Statement and the proxy card accompanying the Proxy Statement, copies of which are available at http://www.viewproxy.com/DFLI/2023AM.

The date of this Supplement is November 24, 2023.